                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.   )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/
    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        IDS Precious Metals Fund, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:


        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:


        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*


        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:


        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:


        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:


        ------------------------------------------------------------------------
     3) Filing Party:


        ------------------------------------------------------------------------
     4) Date Filed:


        ------------------------------------------------------------------------

                         IDS PRECIOUS METALS FUND, INC.
                             901 S. MARQUETTE AVE.
                                   SUITE 2810
                       MINNEAPOLIS, MINNESOTA 55402-3268

                   NOTICE OF REGULAR MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 9, 1994

                                                              September 17, 1994

Dear Shareholder:

    We will hold a regular meeting of the shareholders of IDS Precious Metals Fund, Inc. (the "Fund") at 2:00 p.m. on November 9, 1994, at the Marquette Hotel, 7th and Marquette, Minneapolis, Minnesota in the Lake Superior Room on the fourth floor. The purposes of the meeting include the election of Board members, consideration of a new agreement between the Fund and IDS Financial Corporation ("IDS") with changes in the fee structure, and changes to the Fund's investment policies. The agenda for the meeting is on the next page.
    Please take the time to read the proxy statement which discusses each agenda item. The Board of Directors has approved the proposals and recommend that you vote in favor of each item. If you were a shareholder on September 11, 1994, you may vote at the meeting or any adjournment of the meeting. We hope you can attend. For those of you who cannot attend, the enclosed card is for your vote. Please be sure to sign the card and return it to us as soon as possible in the enclosed postage-paid envelope. The latest annual report was previously mailed to you.

                                                 LESLIE L. OGG
                                                 Secretary

IT IS IMPORTANT THAT YOU VOTE PROMPTLY. PLEASE FILL IN AND SIGN THE ENCLOSED CARD. PROMPT RESPONSE WILL SAVE YOUR FUND THE COST OF ADDITIONAL MAILINGS.

                                     AGENDA

(1) To elect   Board members;

(2) To ratify or reject the selection of KPMG Peat Marwick as the independent auditors for the Fund;

(3) To approve or reject a new Investment Management and Services Agreement with IDS;

(4) To approve or reject a change in the investment policies of the Fund to permit the Fund to invest all of its assets in another investment company with substantially the same investment objectives, policies and restrictions as the Fund;

(5) To approve or reject changes to certain of the Fund's fundamental investment policies;

(6) To approve or reject a change in the Fund's classification from diversified to non-diversified;

(7) To transact any other business that comes before the meeting.

                                PROXY STATEMENT

    As a shareholder of IDS Precious Metals Fund (the "Fund"), you are invited to attend a regular meeting of the Fund. At the meeting, the shareholders will vote on the matters described below. Each share is entitled to one vote. For those of you who cannot come to the meeting, the Board of Directors (the "Board") is asking permission to vote for you. The shares will be voted the way you mark the boxes on the enclosed card. For purposes of determining whether a quorum is present, abstentions and broker "non-votes" will be counted as shares that are present but have not voted. For this reason, abstentions and broker "non-votes" will have the effect of a "no" vote.
    To avoid the cost of further solicitation, it is important for you to vote promptly. If you think you might not attend, please complete the card. If your plans change and you can attend, simply see the Secretary at the meeting and tell him you will be voting your shares in person. Also, if you change your mind after you send in the card, you may change your vote or revoke it by writing us or by sending another card. Make sure you sign and date the card and return it to us.
    On September 11, 1994, the Fund had       shares outstanding. As far as  the
Board has been able to determine, as of September 1, 1994, no shareholder owned 5% or more of the outstanding shares of the Fund. It is estimated that this proxy statement will be mailed to shareholders on September 17, 1994.

                         (1) ELECTION OF BOARD MEMBERS

    The Board has set the number of persons who serve on the Board at . Each Board member will serve until the next regular shareholders' meeting or until he or she reaches the mandatory retirement age established by resolution of the Board. Under the current resolution of the Board, members who were serving on the Board of any fund in the IDS MUTUAL FUND GROUP (the "GROUP") on January 1, 1988, serve until the end of the meeting of the Board following their 75th birthday and all other members serve through the meeting following their 70th birthday.
    In voting for Board members, you may vote all of your shares cumulatively. This means that you have the right to give each nominee an equal number of votes or divide the votes among the nominees as you wish. You have as many votes as the number of shares you own, including fractional shares, multiplied by the number of members to be elected. By completing the card, you give the proxies the right to vote for the persons named below. If you elect to withhold authority for any individual nominee or nominees, you may do so by marking the box labeled "Exception," and by striking the name of any excepted nominee, as is further explained on the card itself. If you do withhold authority, the proxies will not vote shares equivalent to the proportionate number applicable to the names for which authority is withheld.
    The persons nominated to serve on the Board are set forth below. Each of the nominees is a nominee for trustee or director of each of the other funds within the GROUP. The GROUP currently consists of 42 funds with assets of approximately $44 billion. Each nominee was elected a member of the Board at the last shareholders' meeting except for Ms. Cheney and Mr. Hubers.
    All of the nominees have agreed to serve. If an unforeseen event prevents a nominee from serving, your votes will be cast for the election of a substitute selected by the Board. Information about each nominee is provided below. It includes the period of service as a Board member of funds in the GROUP, the number of shares each owns in the Fund and in all the funds in the GROUP on September 1, 1994 and the current committee assignments. Election requires a vote by a majority of the shares present or represented at the meetings.

LYNNE V. CHENEY         Board member since 1994                           Age 53

Distinguished Fellow, American Enterprise Institute for Public Policy Research. Former Chair of National Endowment of the Humanities. Director, The Reader's Digest Association Inc., Lockhead Corporation, and the Interpublic Group of Companies, Inc. (advertising).

Shares owned: Fund         GROUP
Committee assignment: Audit

WILLIAM H. DUDLEY**     Board member since 1991                           Age 62

Executive vice president and director of IDS Financial Corporation ("IDS").

Shares owned: Fund         GROUP
Committee assignment: Executive

ROBERT F. FROEHLKE      Board member since 1987                           Age 71

Former president of all funds in the GROUP. Director, the ICI Mutual Insurance Co., Institute for Defense Analyses, Marshall Erdman and Associates, Inc. (architectural engineering) and Public Oversight Board of the American Institute of Certified Public Accountants.

Shares owned: Fund         GROUP
Committee assignments: Contracts, Executive, Personnel

DAVID R. HUBERS**       Board member since 1993                           Age 51

President, chief executive officer and director of IDS. Previously, senior vice president, finance and chief financial officer of IDS.

Shares owned: Fund         GROUP

ANNE P. JONES           Board member since 1985                           Age 59

Partner, law firm of Sutherland, Asbill & Brennan. Director, Motorola, Inc. and C-Cor Electronics, Inc.

Shares owned: Fund         GROUP
Committee assignment: Contracts

DONALD M. KENDALL       Board member since 1968                           Age 73

Former chairman and chief executive officer, PepsiCo, Inc.

Shares owned: Fund         GROUP
Committee assignment: Audit

MELVIN R. LAIRD         Board member since 1974                           Age 72

Senior counsellor for national and international affairs, The Reader's Digest Association, Inc. Chairman of the board, COMSAT Corporation, former nine-term congressman, secretary of defense and presidential counsellor. Director, Martin Marietta Corp., Metropolitan Life Insurance Co., The Reader's Digest Association, Inc., Science Applications International Corp., Wallace Reader's Digest Funds and Public Oversight Board (SEC Practice Section, American Institute of Certified Public Accountants).

Shares owned: Fund         GROUP
Committee assignment: Personnel

LEWIS W. LEHR           Board member since 1986                           Age 73

Former chairman of the board and chief executive officer, Minnesota Mining and Manufacturing Company (3M). Director, Jack Eckerd Corporation (drugstores). Advisory Director, Peregrine Inc. (microelectronics).

Shares owned: Fund         GROUP
Committee assignments: Audit, Personnel

WILLIAM R. PEARCE*      Board member since 1980                           Age 66

President of all funds in the GROUP since June 1993. Former vice chairman of the board, Cargill, Incorporated (commodity merchants and processors).

Shares owned: Fund        GROUP
Committee assignments: Contracts, Executive

EDSON W. SPENCER        Board member since 1991                           Age 68

President, Spencer Associates Inc. (consulting). Chairman of the board, Mayo Foundation (healthcare). Former chairman of the board and chief executive officer, Honeywell Inc. Director, Boise Cascade Corporation (forest products) and CBS Inc. Member of International Advisory Councils, Robert Bosch (Germany) and NEC (Japan).

Shares owned: Fund         GROUP
Committee assignments: Audit, Executive

JOHN R. THOMAS**        Board member since 1987                           Age 57

Senior vice president and director of IDS.

Shares owned: Fund         GROUP

WHEELOCK WHITNEY        Board member since 1977                           Age 68

Chairman, Whitney Management Company (manages family assets).

Shares owned: Fund         GROUP
Committee assignment: Audit, Contracts, Executive, Personnel

 *Interested person by reason of being an officer and employee of the Fund.

**Interested person by reason of being an officer, director, securityholder and/or employee of IDS or American Express Company ("American Express").

 +Shares owned by family members in which nominee disclaims any beneficial ownership.

    As of September 1, 1994, all executive officers and Board members as a group beneficially owned directly or indirectly less than 1% of the shares of the Fund.
    The committees have been appointed to facilitate the work of the Board. The Executive Committee has authority to act for the full Board between meetings. It focuses on investment activities, routine compliance issues and oversight of various operational functions. The Joint Audit Committee meets with representatives of the independent auditors to consider the scope of annual audits and reviews the results of those audits. It receives reports from IDS Internal Audit that pertain to the Fund's operations and addresses special areas of concern. The Contracts Committee, under the full Board's direction, negotiates contracts and monitors, evaluates and reports to the Board the performance under the terms of those contracts. The Joint Personnel Committee makes recommendations with respect to the composition of the Board and the compensation of the members, officers and staff of the Fund. Candidates for vacancies on the Board must have a background that gives promise of making a significant contribution to furthering the interests of all shareholders. Shareholders wishing to suggest candidates should write in care of Joint Personnel Committee, IDS MUTUAL FUND GROUP, 901 Marquette Avenue South, Suite 2810, Minneapolis, MN 55402-3268.
    Over the last fiscal year, the Board held 10 meetings, the Executive Committee met twice a month, and the Audit, Contracts and Personnel Committees met 5, 4 and 7 times respectively. Average attendance at the Board was 93% and no nominee attended less than 75% of the meetings of the Board and the committees on which she or he serves.
    Members who are not officers of the Fund or directors of IDS receive an annual fee and retirement benefits from the Fund. They also receive attendance and other fees, the cost of which the Fund shares with the other funds in the
GROUP. Members of this Fund's  Board receive an annual  fee of $       and  upon
retirement at age 70, or earlier if for health reasons, such members receive monthly payments equal to 1/2 of the annual fee divided by 12 for as many months as the member served on the Board up to 120 months or until the date of death. There are no death benefits and the plan is not funded. The fees shared with other funds are those for attendance for meetings of the Contracts Committee or Board, $500, meetings of the Audit, Executive, and Personnel Committees, $300, out-of state, $500, and Chair of Contracts Committee, $5,000. Expenses also are reimbursed.
    During the last fiscal year, the members of the Board, for attending up to 50 meetings, received the following compensation, in total, from all the funds in the GROUP.

                        NOMINEE COMPENSATION FROM GROUP

                                         Retirement     Estimated
                          Aggregate       Benefits       Annual      Total Cash
                        Compensation     Accrued as    Benefit on   Compensation
Nominee                   from Fund    Fund Expenses   Retirement    from GROUP
- ----------------------  -------------  --------------  -----------  -------------
Lynne V. Cheney
Robert F. Froehlke
 (part of year)
Anne P. Jones
Donald M. Kendall
Melvin R. Laird
Lewis W. Lehr
William R. Pearce
 (part of year)
Edson W. Spencer
Wheelock Whitney

    Besides Mr. Pearce, who is president, the Fund's other officer is:
    Leslie L. Ogg, 56, Vice president and general counsel of all publicly offered funds in the GROUP since 1978. Vice president and secretary of the Life Funds and treasurer and secretary of all publicly offered funds in the GROUP since July 1989.
    Officers serve at the pleasure of the Board.
    During the last fiscal year, no officer earned more than $60,000 from the Fund. All officers as a group (two persons) earned cash compensation, including
salaries and thrift plan, of $      for the last fiscal year.

                     (2) RATIFY OR REJECT THE SELECTION OF
                   KPMG PEAT MARWICK AS INDEPENDENT AUDITORS

    For the fiscal year ending March 31, 1995, KPMG Peat Marwick has been selected to serve as the independent auditors for the Fund. This selection was made by the members of the Board who are not officers of the Fund or associated with the investment manager pursuant to a recommendation by the Joint Audit Committee. When a meeting of shareholders is held, the selection also is considered by the shareholders.
    The audit services provided to the funds in the GROUP by KPMG Peat Marwick include the examination of the annual financial statements, assistance in connection with filings with the Securities and Exchange Commission (the "SEC") and meeting with the Joint Audit Committee. A representative of KPMG Peat Marwick is expected to be at the meeting and will have the opportunity to make a statement and answer questions.
    RECOMMENDATION AND VOTE REQUIRED. The Board recommends that you vote to ratify the selection of the independent auditors. Ratification of the selection requires a vote by a majority of the shares present or represented at the meeting. If the selection of the independent auditors is not ratified, the Board will consider what further action must be taken.

                     (3) APPROVE OR REJECT A NEW INVESTMENT
                       MANAGEMENT AND SERVICES AGREEMENT

    IDS has provided the Fund investment advice, administrative services, transfer agent services and distribution since the Fund began operation. These services are now provided under four separate contracts.
    The Fund is considering two changes in its current structure. First, it is considering issuing multiple classes of shares. This would permit investors to choose when and how to pay a sales charge. Second, at some future time, the Fund may separate the asset management function from the investor services function, creating what are known as master/feeder funds. The master fund will offer its shares only to other investment companies and investment groups including pension plans and trust accounts. The master/feeder structure facilitates the use of a number of different distribution channels. The master/feeder structure will not necessarily be used by all funds in the GROUP and will be implemented for this Fund only if the Board determines that it is in the best interests of the Fund and its shareholders.
    In order to proceed with the changes, new contracts with IDS are necessary. Under the proposed contracts, based on the net asset values and the number of shareholder accounts in the Fund in 1993, shareholders would have paid an additional $.40 for each $1,000 invested. In return for that increase, IDS believes it can provide more and better services to shareholders.
    The proposed contracts will become effective only if and when the Fund issues multiple classes of shares. If the proposed contracts are approved, the Fund plans to offer multiple classes of shares before the end of March 1995.
    BOARD DELIBERATIONS. In considering the desirability of issuing multiple classes of shares, the members of the Board took several steps. First, they asked the Board's Contracts Committee, composed of members who are not affiliated with IDS ("independent members"), to test and evaluate a plan to offer multiple classes of shares. The Committee determined that many investment companies are now offering multiple classes of shares because they give investors the choice among several sales load options. Also, they determined that issuing multiple classes of shares enables an investment company to offer shares more effectively to institutional and retirement accounts. Second, the Board asked the Committee to consider terms of the new contracts. By the end of 1993, proposed contract terms were deemed sufficiently complete to be considered and evaluated by all independent members of the Board. Third, the members of the Board approved the filing of an application with the SEC for the necessary authority to offer multiple classes of shares. An order approving the application was granted on March 16, 1994. Fourth, the Board authorized the Fund to seek a private letter ruling from the Internal Revenue Service to assure the plan to offer multiple classes of shares would not create any tax problems for the Fund or its shareholders. Multiple classes of shares will be issued only if that assurance is provided. If the private letter ruling has not yet been issued at the time the Fund intends to implement multiple classes of shares, the Fund may rely on an opinion of tax counsel.
    In February, the independent members of the Board began an evaluation of the plan and the proposed contracts against two standards: first, they had to offer important benefits both to the Fund and its shareholders and, second, they had to be fair to the Fund and its shareholders. In the course of this evaluation, independent members met with representatives of American Express, the parent company of IDS, and IDS to discuss the business plans of both companies. Also, they reviewed the changes taking place in the money management industry with noted research analysts and industry executives. And, they considered the benefits existing shareholders derive from continued growth of the Fund and tested the fairness of contract terms by employing the services of consultants considered experts in their fields.
    Independent members of the Board also reviewed five performance reports prepared by IDS and an extensive review of those reports by Price Waterhouse, a service it has provided the Fund in each of the past 13 years. The five reports, prepared for the Fund each year by IDS, cover investment performance, shareholder services, compliance, sales and marketing, and IDS' profitability from its relationships with all funds in the GROUP. In addition, they considered information provided by IDS in response to questions asked by the independent members and the Fund's staff and from various periodic reports given to the Board or to committees of the Board.
    CURRENT INVESTMENT MANAGEMENT AND SERVICES AGREEMENT. Currently IDS provides investment advice and administrative services to the Fund under an Investment Management and Services Agreement (the "IMS Agreement") which was last approved by shareholders on November 13, 1991. At that time, shareholders approved a change in the rate of the fee payable to IDS, a new performance incentive adjustment, a change in the language pertaining to payment of expenses, and the elimination of the contractual provisions applicable to services provided as transfer agent and dividend-disbursing agent. The Fund and IDS then entered into a separate Transfer Agent Agreement (the "TA Agreement").
    The fee paid IDS for its services under the IMS Agreement is based on three components. The first component of the fee, a group asset charge, is based on a graduated scale applied to the net assets of all the funds, except the money-market funds, in the GROUP. The scale begins at 0.46% of net assets for the first $5 billion and declines for each additional $5 billion until a fee of 0.32% is paid for net assets exceeding $50 billion. The second component, an individual asset charge, is a fixed fee of 0.46% of the net assets of the

Fund itself. The complete group asset charge schedule and net assets for all funds in the GROUP appear under the caption "Certain Information Concerning IDS" which follows later in this proxy statement.
    The third component of the fee is the performance incentive adjustment. It is computed by measuring the percentage difference over a rolling 12-month period between the performance of one capital share of the Fund and the change in the Lipper Gold Average. One percentage point is subtracted from the calculation to help assure that incentive adjustments are attributable to IDS' investment decisions rather than random fluctuations. The maximum adjustment for a year is .012% of assets.
    The Fund pays its taxes, brokerage commissions and nonadvisory expenses, which include custodian fees; audit and certain legal fees; fidelity bond premiums; registration fees for shares; office expenses of the Fund; consultant fees; compensation of Board members, officers and employees (except anyone who is also an officer, director or employee of IDS or its affiliates); corporate filing fees; a portion of the Investment Company Institute dues; organizational expenses; expenses incurred in connection with lending portfolio securities; and other expenses properly payable by the Fund, approved by the Board.
    If, at the end of any month, the fees payable by the Fund under the IMS Agreement and its nonadvisory expenses exceed the most restrictive applicable state expense limitation -- which at the current time is 2.5% of the first $30 million of the average daily net assets, 2% of the next $70 million and 1.5% of average daily net assets over $100 million on an annual basis -- IDS will assume all expenses in excess of the limit. IDS then may bill the Fund for those expenses in subsequent months up to the end of that fiscal year, but not after that date.
    PROPOSED INVESTMENT MANAGEMENT AND SERVICES AGREEMENT. The proposed agreement covering investment advice and administration retains features of the current IMS Agreement. The proposed contract has the same performance incentive adjustment, the Fund pays the same expenses it now pays, and the services to be provided by IDS are the same. But, there are also two important differences. The fee is based solely on the assets of the Fund, not on assets of the GROUP, and on the unique characteristics of the Fund, including the Fund's use of the services provided by IDS in the areas of investment research, portfolio management and investment services. Moreover, the contract is designed to become two separate contracts if the Board ultimately approves a master/feeder structure. A copy of the proposed IMS Agreement is set forth as Exhibit A. The proposed fee is shown below:

                                  PROPOSED FEE

    Assets          Annual Rate At
  (Billions)       Each Asset Level
- ---------------    ----------------
First $0.25                   0.86%
Next $0.25                    0.83
Next $0.25                    0.80
Next $0.25                    0.77
Next $1                       0.74
Over $2                       0.71

    Based on the current net assets in the GROUP, the effective rate paid by the Fund under the current IMS Agreement is 0.89% and under the proposed IMS Agreement is 0.86%. Should the IMS Agreement become two separate contracts, the fee for accounting and administration would be 0.06% for the first $250 million in net assets, 0.055% for the second $250 million, 0.05% for the next $250 million, 0.045% for the next $250 million, 0.040% for the next $1 billion and 0.035% for assets above $2 billion. The fee for investment advice would be the same as it is under the proposed IMS Agreement less those amounts. In subsequent years, the Board could consider changing the fees for administration without shareholder approval.
    On July 31, 1994, the Fund's daily net assets were approximately $71 million; for 1993, approximately $77 million; and for 1992, approximately $54 million.
    The Board's independent members based their evaluation of the proposed IMS Agreement on a number of factors. The IDS annual report on investment performance describes the total return of each of the funds in the GROUP; reviews IDS' organizational structure and the performance of the portfolio managers; and provides other information about IDS' qualifications to serve as investment advisor. Periodic reports to committees of the Board reflect the ability of IDS to actually carry out the duties of administrator which include, among other things, pricing portfolios, maintaining accurate accounting records, issuing timely financial and tax reports, and complying with federal and state requirements. Terms of the proposed contract, especially the graduated fee scale and the types of expenses paid by the Fund, were compared to those of other investment companies deemed by a respected, independent industry authority most comparable to the Fund. The independent members concluded that IDS has the qualifications needed to serve the Fund as investment adviser and administrator under the IMS

Agreement. Overall the funds in the GROUP have benefited from IDS' accurate and timely recordkeeping and, as a GROUP, a majority of funds are consistently in the second quartile of their competitive groupings.
    NEW CONTRACTS TO BE APPROVED BY THE BOARD. If shareholders approve the proposed IMS Agreement, the Board will approve a 12b-1 plan and new contracts necessary for issuing multiple classes of shares. The Fund intends to offer shares with a front-end sales charge and a service fee (Class A), a rear-end sales charge, service fee and 12b-1 fee (Class B) and, for certain institutional retirement and fixed fee accounts, no sales charge or service fee (Class Y). The 12b-1 plan and the contracts the Board will approve are discussed below. The shares you currently own will become Class A shares.
    - SHAREHOLDER SERVICES. IDS now provides shareholder services under a plan and supplemental agreement of distribution. Because distribution services are included, it is considered a 12b-1 plan (so called because it is authorized under Rule 12b-1, a regulation issued under the Investment Company Act of 1940, the "1940 Act"). The Fund currently pays a fee determined by multiplying all the active shareholder accounts by $6. The fee is intended to help IDS defray that portion of its distribution costs not covered by the sales charges, further costs incurred in maintaining and improving shareholder services and in financing the sale of shares. The fee paid to IDS in 1993 under this plan was equal to 0.14% of net assets.
    The proposed contract for shareholder services does not cover any distribution costs and is not a 12b-1 plan. The Fund will pay 0.15% of net assets of accounts holding Class A or Class B shares directly for the benefit of planners and servicing agents for the services they provide shareholders. The Fund also will pay IDS 0.025% for use in monitoring those services and providing additional training and support to planners and servicing agents to assure the Fund shareholders receive good service. The services provided are designed to help shareholders consider thoughtfully their investment goals and monitor the progress they are making in achieving those goals. The Fund will pay the service fee only with respect to net assets of accounts actually serviced by an IDS planner or other servicing agents. The fee will not be used to finance the sale of shares.
    In evaluating the proposed contract, the independent members of the Board considered both the general use of such fees in the industry and the proposed level in relation to the services provided and similar fees charged by others. They concluded the services contemplated will provide important benefits to shareholders and that the terms of the proposed contract are fair both to the Fund and its shareholders. Accordingly, the Board will approve the contract for shareholder services if shareholders approve the proposed IMS Agreement.
    - 12B-1 PLAN. IDS, as exclusive underwriter for the Fund, has agreed to offer multiple classes of shares for the Fund. IDS will incur substantial costs on the date Class B shares (those shares that do not pay a sales charge at the time of purchase) are sold. IDS is repaid those costs by the Fund over several years out of the assets of Class B shares.
    The 12b-1 plan applies only to Class B shares. Under the plan, the Fund will pay IDS 0.75% of the assets of that class each year to cover the sales costs IDS incurs. After eight years, Class B shares will be converted to Class A shares. Class B shares redeemed before being converted to Class A shares will be assessed a contingent deferred sales charge designed to approximate the sales charge that would have been paid had the shares been held for eight years. The sales charges for Class A and Class B shares are structured so that investors will have approximately the same total returns at the end of eight years regardless of which class is chosen.
    The independent members concluded that the proposed contract should contribute to positive cash flows, growing asset size, and services of enhanced scope and quality that can be provided by a growing and profitable investment manager and distributor. The ability to offer multiple classes of shares should help IDS develop new markets for the Fund in light of current trends in the investment market. The members of the Board have approved the adoption of the multiple class structure believing that it serves the best interest of the Fund and its shareholders. Accordingly, the Board will approve the 12b-1 plan if the shareholders approve the proposed IMS Agreement. Any changes in the 12b-1 plan will require the approval of the Class B shareholders, if and when shares of that class are sold.
    - TRANSFER AGENT SERVICES. The Board reviewed the annual report provided by IDS with respect to the scope and quality of the services it provides shareholders as transfer agent. The report describes the standards by which IDS measures the quality of transfer agent services and assesses how well it has met those standards. The report describes the types of services IDS offers (including providing shareholders with an average cost basis of their investments in the Fund made over time) and compares them to the services offered by others.
    Under the proposed TA Agreement, IDS will be paid a fee by the Fund for these services out of the assets of Class A shares determined by multiplying the number of Class A shareholder accounts by $15 and, from the assets of Class B shares, by multiplying the number of Class B accounts by $16 and, from the assets of Class Y shares, by multiplying the number of Class Y accounts by $15. The members of the Board will approve the proposed TA Agreement if shareholders approve the proposed IMS Agreement. The TA Agreement is reviewed annually. It may be changed at any time by agreement between IDS and the Fund.
    - DISTRIBUTION. The distribution contract between IDS and the Fund provides that IDS has the exclusive right to act as principal underwriter for the Fund. The contract will be modified to reflect the changes that result from implementation of the multiple class structure.

    - BROKERAGE. The Fund executes portfolio transactions through American Enterprise Investment Services Inc., a wholly owned subsidiary of IDS. Execution of the Fund's portfolio transactions through other brokerage firms enables IDS to receive services, such as market research, that benefit the Fund.
    - CUSTODIAN. IDS Trust Company serves as custodian for the assets of the Fund. The contract is reviewed annually to determine that IDS Trust Company provides required custodial services at least equal in scope and quality to those provided by others at rates that are fair and reasonable in light of the usual and customary charges made by others.
    CURRENT AND PRO FORMA DATA. For the last calendar year, fees and expenses the Fund actually paid as well as fees and expenses the Fund would have paid if the proposed IMS Agreement, proposed shareholder service agreement and proposed TA Agreement had been in effect are shown below:

                                 FUND EXPENSES
                   (AS A PERCENT OF AVERAGE DAILY NET ASSETS)

                                                                      Pro Forma
                                                          Actual      Class A*
                                                        ----------  -------------
Shareholder Transaction Expense                         $  206,564   $   206,564
Annual Operating Expenses
  IMS Agreement                                            533,683       518,212
  12b-1 Plan                                                83,023             0
  Other Expenses                                           132,163       132,163
Total Fund Operating Expenses                              955,433       962,054


*The figures for Class A include a small percentage of shares that will be moved into Class Y.

    EXAMPLE: Suppose for each year for the next 10 years, fund expenses are as above and annual return is 5%. If you sold your shares at the end of the following years, for each $1,000 invested, you would pay total expenses of:

  1 year       3 years      5 years     10 years
- -----------  -----------  -----------  -----------
 $      65    $      98    $     133    $     231

    If the proposed IMS Agreement had been in effect, in the last fiscal year the Fund would have paid $583,305 to IDS under that agreement, a decrease of 1.9%.
    For the fiscal year ended March 31, 1994, IDS received $594,587 from the Fund under the IMS Agreement, $82,514 under the 12b-1 Plan and $205,259 under the TA Agreement. In addition, IDS Financial Services Inc., a wholly owned subsidiary of IDS, received $363,925 in sales charges from sales of shares of the Fund.
    BASIS OF RECOMMENDATION BY THE BOARD ON THE PROPOSED IMS AGREEMENT. In reaching its recommendation to shareholders, the members of the Board considered the scope and quality of all services IDS has provided and expects to provide under the proposed contracts. They considered IDS'
present distribution strategies, its past success and its willingness to invest additional resources in developing new markets for the Fund. They noted IDS' commitment to compliance with all applicable laws and regulations and the benefits IDS receives from its relationships with the Fund. The members considered IDS' investment performance; the Fund's expense ratio; the profitability IDS realizes from its investment company operations; and the trend of IDS profitability from fund operations as well as that of other investment managers. The members of the Board concluded the services provided, measured in both scope and quality, have been above average in the industry; investment performance for all funds in the GROUP in most years has been consistent and generally above the median of a group of competitive funds; the expense ratio remains in line with other funds; and IDS' profitability is not unreasonable. Based on its conclusions, the members of the Board have approved the proposed IMS Agreement and recommend unanimously that the shareholders approve it.
    On May 12, 1994, at a meeting called for the purpose of considering the proposed IMS Agreement, the independent members first and then the Board as a whole, by vote, cast in person, approved the terms of the proposed IMS Agreement. After the second year, the proposed IMS Agreement will continue from year to year provided continuance is approved at least annually by the Board. The proposed IMS Agreement may be terminated without penalty either by the Board, by IDS or by a vote of a majority of the outstanding shares of the Fund.
    RECOMMENDATION AND VOTE REQUIRED. The Board recommends that shareholders approve the proposed IMS Agreement. Approval requires the affirmative vote of the majority of the outstanding shares of the Fund which the 1940 Act defines as 67% or more of the shares represented at the meeting held to consider the issue if more than 50% are represented or more than 50% of the shares entitled to vote, whichever is less.

               (4) APPROVE OR DISAPPROVE A NEW INVESTMENT POLICY
                      TO PERMIT THE FUND TO INVEST ALL OF
                    ITS ASSETS IN AN INVESTMENT COMPANY WITH
                 SUBSTANTIALLY THE SAME INVESTMENT OBJECTIVES,
                     POLICIES AND RESTRICTIONS AS THE FUND

    As discussed in Proposal 3 above, at some future time the Board may determine that it is in the best interests of the Fund and its shareholders to create what is known as a master/feeder fund structure. Such a structure allows several investment companies and other investment groups, including pensions plans and trust accounts, to have their investment portfolios managed as a combined pool called the master fund. The purpose of the structure is to achieve operational efficiencies.
    Currently, the Fund's investment policies, including those pertaining to investing all of its assets in one company, would prohibit the master/feeder structure. The Board recommends that shareholders adopt the following investment policy: "NOTWITHSTANDING ANY OF THE FUND'S OTHER INVESTMENT POLICIES, THE FUND MAY INVEST ITS ASSETS IN AN OPEN-END MANAGEMENT INVESTMENT COMPANY HAVING SUBSTANTIALLY THE SAME INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS AS THE FUND FOR THE PURPOSE OF HAVING THOSE ASSETS MANAGED AS PART OF A COMBINED POOL."
    Adoption of this policy will permit the Fund to invest its assets in a master fund, without any additional vote of shareholders. The Fund's operations and shareholder services will not be affected. Even though the assets are invested in securities of the master fund, you will continue to receive information about the underlying investments the same as you now receive in your annual and semi-annual reports. Proposal 3 discusses that the IMS Agreement will become two agreements, the Investment Advisory Agreement and the Administration Agreement, if the Board determines to create the master/feeder structure. Fees and expenses are not expected to increase as a result of that split.
    RECOMMENDATION AND VOTE REQUIRED. The Board recommends that shareholders approve the new investment policy. Approval requires the affirmative vote of 67% or more of the shares represented at the meeting if more than 50% are represented or more than 50% of the shares entitled to vote, whichever is less. If the change is not approved, the Fund will continue to operate in the same fashion as it is now operating.

             (5) APPROVE OR REJECT CHANGES TO FUNDAMENTAL POLICIES

    The Fund has a number of investment policies that can be changed only with approval of shareholders. These policies are referred to as "fundamental" policies. Policies that can be changed by the Board are called "non-fundamental". The Board recommends changing the fundamental policies described below. These policies were established a number of years ago. New investment strategies and new investment instruments continue to be created and developed. If the policies are changed to non-fundamental or revised, the Board will be able to change those policies in order to allow the Fund the flexibility to use those strategies and instruments promptly without incurring the cost of shareholder meetings. Some policies were established to conform to the requirements of federal or state law that existed at the time. These policies do not need to be fundamental under those laws and, if changed to non-fundamental, the Board could react to changes in the laws.
    A. PERMIT THE FUND TO BUY ON MARGIN OR SELL SHORT TO THE EXTENT PERMITTED BY THE BOARD. Currently, the Fund is prohibited from buying on margin or selling short. Buying on margin is borrowing money to buy securities and selling short is selling securities the Fund does not own. Both strategies are cash market transactions that create leverage but are appropriate if properly used. Leveraging occurs when the market value of an investment changes significantly more than the amount of cash invested. Under existing investment policies, the Fund can implement the same type of strategies using derivative instruments. Depending on market conditions, however, it may be preferable to pursue a strategy in the cash market instead of the derivatives market. To assure the proper use of leverage transactions, the Fund imposes limitations. One limitation is that its investment portfolio must have investment performance characteristics similar to those it would have if all of its assets were invested in the cash market. Accordingly, its investment portfolio overall will not be leveraged. If the policies pertaining to use of margin and short-selling are non-fundamental, as market conditions change, the Board can consider requests of the portfolio manager to employ investment strategies using these techniques.
    B.  PERMIT THE FUND TO PLEDGE  ASSETS AS COLLATERAL TO THE EXTENT  PERMITTED
BY  THE BOARD.   The Fund is prohibited  from pledging more than    % of  its
assets as collateral for loans or other purposes. If the policy is changed to non-fundamental, when appropriate, the Board would be able to raise or lower the maximum percentage in order to implement investment strategies or to meet other possible needs.
    C. PERMIT THE BOARD TO CHANGE THE LIMIT ON INVESTMENTS IN ISSUERS WITH LESS THAN THREE YEARS OF OPERATING HISTORY. The Fund may not invest more than 5% of its assets in companies that have less than three years of operating history. This percentage currently is set by a state law which may change in the future. If the policy is made non-fundamental and the state changes its law, the Board could take such action as appropriate.
    D. PERMIT THE BOARD TO ESTABLISH POLICIES FOR INVESTING IN OTHER INVESTMENT COMPANIES. The Fund is prohibited from investing in other investment companies except by purchases in the open market where the dealer's or sponsor's profit is the regular commission. This policy was adopted to conform to a state law. It may be appropriate to make such investments in ways other than open market purchases in the future if the state changes its position. If the policy is changed to non-fundamental, the Board could react to changes by the state.
    E. PERMIT THE BOARD TO ESTABLISH POLICIES WHEN THE FUND COULD MAKE AN INVESTMENT FOR THE PURPOSE OF EXERCISING CONTROL OR MANAGING THE COMPANY. The Fund is prohibited from making investments to control or manage a company. While it is not the intent of the Fund to control or manage a company and it generally is precluded from doing so by various laws, from time to time one of its investments may experience financial difficulties. It may be in the interest of the Fund to make an additional investment while at the same time asserting some influence regarding management.
    F. PERMIT THE BOARD TO ESTABLISH POLICIES FOR INVESTING IN OIL, GAS OR OTHER MINERAL EXPLORATION OR DEVELOPMENT PROGRAMS. Currently, a state law limits investments by the Fund in oil, gas or other mineral exploration or development programs. Should the law change, the Board could establish appropriate guidelines.

    G. PERMIT THE BOARD TO ESTABLISH RESTRICTIONS ON OWNERSHIP OF SECURITIES OF COMPANIES WHOSE SECURITIES ARE OWNED OR MAY BE PURCHASED BY THE FUND. Under a state law, the Fund may not purchase the securities of a company if officers, members of the Board and IDS together own more than 5% of the securities of that company. If the law should change, the Board could establish appropriate new limits.
    H. REVISE THE FUNDAMENTAL POLICY ON MAKING LOANS. Currently, the Fund has a fundamental policy prohibiting it from making cash loans. It is proposed to revise the policy to state that "THE FUND MAY MAKE CASH LOANS, PROVIDED THAT THE TOTAL COMMITMENT AMOUNT DOES NOT EXCEED 5% OF THE FUND'S TOTAL ASSETS." In certain circumstances the Fund may make investments, such as purchasing short-term debt instruments from banks, that may be considered cash loans. The Fund will not make loans to affiliated companies or to any individual.
    I. REVISE THE FUNDAMENTAL POLICY ON INVESTING IN REAL ESTATE. Currently, the Fund has a fundamental policy that states that the Fund will not buy or sell real estate, commodities or commodity contracts, except the Fund may enter into futures contracts. It is proposed to separate the policy into two parts. The commodities policy will remain unchanged. The real estate policy will be revised as follows: "THE FUND WILL NOT BUY OR SELL REAL ESTATE, UNLESS ACQUIRED AS A RESULT OF OWNERSHIP OF SECURITIES OR OTHER INSTRUMENTS, EXCEPT THIS SHALL NOT PREVENT THE FUND FROM INVESTING IN SECURITIES OR OTHER INSTRUMENTS BACKED BY REAL ESTATE OR SECURITIES OF COMPANIES ENGAGED IN THE REAL ESTATE BUSINESS." The Fund does not expect to hold real estate directly. However, it may invest in securities issued or guaranteed by companies engaged in acquiring, constructing, financing, developing or operating real estate projects, including real estate investment trusts (REITs).
    RECOMMENDATION AND VOTE REQUIRED. The Board recommends that shareholders approve the proposed changes in the Fund's fundamental policies. Approval requires the affirmative vote of 67% or more of the shares represented at the meeting if more than 50% are represented or more than 50% of the shares entitled to vote, whichever is less. If the changes are not approved, the Fund will continue to operate in accordance with its current investment policies.

                  (6) APPROVE OR REJECT A CHANGE IN THE FUND'S
               CLASSIFICATION FROM DIVERSIFIED TO NON-DIVERSIFIED

    Currently, the Fund is a diversified fund which means that the Fund may not invest more than 5% of its total assets in the securities of any one company, government or political subdivision, although up to 25% of the Fund's total assets may be invested without regard to the 5% limitation. In addition, the Fund may not purchase more than 10% of the outstanding voting securities of any one issuer. Because of the limited number of issuers whose securities meet the Fund's investment objective, it has become increasingly difficult to manage the Fund as it increases in size.
    In order to provide the portfolio manager with more flexibility in investing the Fund's assets, IDS has proposed that the Fund's classification be changed from diversified to non-diversified. This means the Fund would not be subject to the limitations described above, although it still would be subject to diversification requirements under federal tax law. The Fund would be able to concentrate its investments in the securities of only a few companies. As a result, the Fund would have more risk than funds with broader diversification.
    RECOMMENDATION AND VOTE REQUIRED. The Board recommends that shareholders approve the proposed change in the Fund's classification. Approval requires the affirmative vote of 67% or more of the shares represented at the meeting if more than 50% are represented or more than 50% of the shares entitled to vote, whichever is less. If the change is not approved, the Fund will continue to operate as a diversified fund.

                       CERTAIN INFORMATION CONCERNING IDS

    IDS is the adviser or subadviser for the 42 funds in the GROUP. The size of each fund, as of July 31, 1994, and the fee schedule for each fund under its management agreement are shown below:

Name                                        Net Assets
- ----------------------------------------    -----------
Publicly Offered Funds
 (Non-Money Market):
- --------------------
Blue Chip Advantage.....................    $
Bond....................................
California
  Tax-Exempt............................
Discovery...............................
Diversified Equity
  Income................................
Equity Plus.............................
Extra Income............................
Federal Income..........................
Global Bond.............................
Global Growth...........................
Growth..................................
High Yield..............................
Insured
  Tax-Exempt............................
International...........................
Managed
  Retirement............................
Massachusetts
  Tax-Exempt............................
Michigan
  Tax-Exempt............................

Name                                        Net Assets
- ----------------------------------------    -----------

Minnesota
  Tax-Exempt............................    $
Mutual..................................
New Dimensions..........................
New York
  Tax-Exempt............................
Ohio
  Tax-Exempt............................
Precious Metals.........................
Progressive.............................
Selective...............................
Stock...................................
Strategy --
  Aggressive Equity.....................
  Equity................................
  Income................................
  Short-Term Income.....................
  Worldwide Growth......................
Tax-Exempt Bond.........................
Utilities Income........................

Life Funds Offered Only Through Annuities
 (Non-Money Market):
- --------------------

Aggressive Growth.......................    $
Capital Resource........................

International Equity....................    $
Managed.................................
Special Income..........................

Group Asset Charge
- ----------------------------------------------------------------

 Group Assets       Annual Rate at       Effective
 (in billions)     Each Asset Level     Annual Rate
- ---------------    ----------------     -----------
First $5                      0.46%           0.46%
Next $5                       0.44            0.45
Next $5                       0.42            0.44
Next $5                       0.40            0.43
Next $5                       0.39            0.422
Next $5                       0.38            0.415
Next $5                       0.36            0.407
Next $5                       0.35            0.40
Next $5                       0.34            0.393
Next $5                       0.33            0.387
Over $50                      0.32
- ---------------------------------------------------

Individual Asset Charge
- ----------------------------------------------------------------
(% of average daily net assets)

Blue Chip Advantage.....................             0.10%
Bond....................................             0.13
California
 Tax-Exempt.............................             0.13
Discovery...............................             0.23
Diversified
 Equity Income..........................             0.14
Equity Plus.............................             0.14
Extra Income............................             0.21
Federal Income..........................             0.13
Global Bond.............................             0.46
Global Growth...........................             0.46
Growth..................................             0.23
High Yield..............................             0.11
Insured Tax-Exempt......................             0.13
International...........................             0.46
Managed Retirement......................             0.14
Massachusetts
 Tax-Exempt.............................             0.13
Michigan
 Tax-Exempt.............................             0.13
Minnesota
 Tax-Exempt.............................             0.13
Mutual..................................             0.14%
New Dimensions..........................             0.23
New York
 Tax-Exempt.............................             0.13
Ohio Tax-Exempt.........................             0.13
Precious Metals.........................             0.46
Progressive.............................             0.23
Selective...............................             0.13
Stock...................................             0.14
Strategy --
  Aggressive Equity.....................             0.23
  Equity................................             0.14
  Income................................             0.13
  Short-Term Income.....................             0.13
  Worldwide Growth......................             0.46
Tax-Exempt Bond.........................             0.13
Utilities Income........................             0.14
Life Aggressive Growth..................             0.25
Life Capital Resource...................             0.25
Life International Equity...............             0.50
Life Managed............................             0.25
Life Special Income.....................             0.25

- ----------------------------------------------------------------

Money Market Funds:
- -------------------

Name                                        Net Assets
- ----------------------------------------    -----------
Cash                                        $
Planned Investment

Name                                        Net Assets
- ----------------------------------------    -----------
Tax-Free                                    $
Life Moneyshare

- ----------------------------------------------------------------

                        Asset Charge
                            (in          Cash         Planned
Money Market Funds       billions)     Tax-Free     Investment      Moneyshare
- ----------------------  ------------  -----------  -------------  ---------------
Cash                      First $1          0.34%         0.20%           0.54%
Planned Investment        Next 0.5          0.32          0.18            0.52
Tax-Free                  Next 0.5          0.30          0.16            0.50
Life Moneyshare           Next 0.5          0.28          0.14            0.48
                          Over 2.5          0.26          0.12            0.46

    IDS manages investments for its own account and has an investment advisory agreement with a subsidiary, IDS Certificate Company ("IDSC"), a face amount certificate company having total assets, as of July 31, 1994, of approximately $ . The current advisory agreement between IDS and IDSC provides for a graduated scale of fees equal on an annual basis to 0.75% of the first $250 million total book value (carrying cost) of assets of IDSC, 0.65% on the next $250 million, 0.55% on the next $250 million, 0.50% on the next $250 million and 0.45% on the value in excess of $1 billion. Not included in this computation are mortgages, real estate and other assets on which IDSC pays a service fee leaving
a balance of approximately $       .
    IDS has advisory agreements to furnish investment advice to IDS Life relative to investment of the six Life Funds in the GROUP described above as well as the three additional funds listed below. The fee under each advisory agreement is 0.25% of the Fund's average daily net assets. The size of the three additional funds, as of July 31, 1994 is:

                                                                     Net Assets
                                                                   --------------
IDS Life Variable Annuity A                                        $
IDS Life Variable Annuity B
IDS Life Series Fund, Inc. --
  Equity Portfolio
  Government Securities Portfolio
  Income Portfolio
  Managed Portfolio
  Money Market Portfolio

    In addition to the charges under the advisory agreement, IDS Life Insurance Company ("IDS Life") charges Variable Annuity Funds A and B a fee equal on an annual basis to 1% of the average net assets for mortality and expense assurance.
    IDS  is paid  at a  rate of 1%  of the  net assets  for providing investment
advice to Sunrise Fund which had net assets of $       as of July 31, 1994.

    PRESIDENT AND BOARD OF DIRECTORS OF IDS. David R. Hubers is President and Chief Executive Officer of IDS. Listed below are the names and principal occupations of the directors of IDS as of July 31, 1994. Except as otherwise noted below, the address of each director is IDS Tower, Minneapolis, MN 55440.

Name and Address                         Principal Occupation
- ---------------------------------------  ---------------------------------------
Peter J. Anderson                        Sr. Vice President
Karl J. Breyer                           Sr. Vice President and General Counsel
James E. Choat                           Sr. Vice President
William H. Dudley                        Executive Vice President
Roger S. Edgar                           Sr. Vice President
Gordon L. Eid                            Sr. Vice President and Deputy General
                                           Counsel
Louis C. Fornetti                        Sr. Vice President and Chief Financial
                                           Officer
Harvey Golub                             Chairman, American Express
    American Express
    New York, New York
David R. Hubers                          President and Chief Executive Officer
Marietta L. Johns                        Sr. Vice President
Susan D. Kinder                          Sr. Vice President
Steven C. Kumagai                        Sr. Vice President
Peter A. Lefferts                        Sr. Vice President
Douglas A. Lennick                       Exec. Vice President
Jonathan S. Linen                        Vice Chairman, American Express
    American Express
    New York, New York
James A. Mitchell                        Exec. Vice President
Barry Murphy                             Sr. Vice President
Erven A. Samsel                          Sr. Vice President
R. Reed Saunders                         Sr. Vice President
Jeffrey E. Stiefler                      President, American Express
    American Express
    New York, New York
Fenton R. Talbot                         Sr. Vice President, American Express
    American Express
    New York, New York
John R. Thomas                           Sr. Vice President
Norman Weaver, Jr.                       Sr. Vice President
William N. Westhoff                      Sr. Vice President
Michael R. Woodward                      Sr. Vice President

    IDS is a wholly owned subsidiary of American Express. American Express is a financial services company located at American Express Tower, World Financial Center, New York, New York.

                                 MISCELLANEOUS

    INVESTMENT DECISIONS, PORTFOLIO TRANSACTIONS AND BROKERAGE. Each investment decision made for the Fund is made independently from any decision made for another fund in the GROUP or other account advised by IDS or any of its subsidiaries. On occasion the Fund and one of the other funds in the GROUP or another client of the investment manager may simultaneously purchase or sell the same security. In that case, IDS executes the transaction in a manner which the Fund agrees in advance is fair. Ordinarily, the transactions of the Fund and another fund or client of IDS will be averaged as to price and allocated as to amount between the Fund and the other fund or client pursuant to a formula considered equitable by the parties to the transactions. Although sharing in large transactions may at times adversely affect the price or volume of securities purchased or sold by the Fund, the Fund hopes to gain an overall advantage in execution.
    In selecting broker-dealers to execute transactions, IDS may consider the price of the security, including commission or mark-up, the size and difficulty of the order, the reliability, integrity, financial soundness and general operation and execution capabilities of the broker, the broker's expertise in particular markets, and research services provided by the broker.
    IDS is directed to use its best efforts to obtain the best available price and most favorable execution except where otherwise authorized by the Board. In so doing, if, in the professional opinion of the person responsible for selecting the broker or dealer, several firms can execute the transaction on that basis, consideration will be given to those firms that offer research services. Research services may be used by IDS in providing advice to all the funds in the GROUP or to other accounts advised by IDS and, according to IDS, it is not possible to relate the benefits to any particular fund or account.
    Research provided by brokers supplements the research activities of IDS. Such services include economic data on, and analysis of, the U.S. and foreign economies; information on specific industries; information about specific companies, including earnings estimates; purchase recommendations for stocks and bonds; portfolio strategy services; political, economic, business and industry trend assessments; historical statistical information; market data services providing information on specific issues and prices; and technical analysis of various aspects of the securities markets, including technical charts. Research services may take the form of written reports, computer software or personal contact by telephone or at seminars or other meetings. IDS has obtained, and in the future may obtain, computer hardware from brokers, including but not limited to personal computers, that will be used exclusively for investment decision-making purposes, which include the research, portfolio management and trading functions and such other services to the extent permitted under an interpretation by the SEC.
    The Board also has adopted a policy authorizing IDS to compensate a broker for research services, or for brokerage services, by paying a commission which might not otherwise be charged or a commission in excess of that another broker might charge to the extent authorized by law, if IDS determines, in good faith, that the amount of commission is reasonable in relation to the value of the brokerage or research services provided by a broker or dealer, viewed either in the light of that transaction or overall responsibilities of IDS to the funds in the GROUP.
    When paying a commission that might not otherwise be charged or a commission in excess of the amount another broker might charge, IDS must follow procedures authorized by the Board. To date, three procedures have been authorized. One procedure permits IDS to direct an order to buy or sell a security traded on a national securities exchange to a specific broker for research services it has provided. The second procedure permits IDS, in order to obtain research, to direct an order on an agency basis to buy or sell a security traded in the over-the-counter market to a firm that does not make a market in that security. The commission paid generally includes compensation for research services. The third procedure permits IDS, in order to obtain research and brokerage services, to cause the Fund to pay a commission in excess of the amount another broker might have charged. IDS has assured the Fund that under all three procedures the amount of commission paid will be reasonable and competitive in relation to the value of the brokerage services performed or research provided.
    During the last fiscal year, the Fund paid brokerage commissions aggregating $199,505. Substantially all firms through whom transactions were executed
provide research services. Transactions amounting to $       , on which $
in commissions were paid, were specifically directed to firms.
    Certain brokerage transactions were executed through broker-dealer affiliates of IDS as shown in the table below:

                                                                              Percent of
                                                                            Total Value of
                                                                Percent      Trades Where
                               Nature of        Amount of       of All        Commissions
Broker                       Affiliation*      Commissions    Commissions      Were Paid
- -------------------------  -----------------  -------------  -------------  ---------------
Shearson Lehman Hutton,
  Inc.                                 1        $
American Enterprise
  Investment Services
  Inc.                                 2

  * Nature of affiliation
  (1) Under common control with IDS as a subsidiary of American Express
  (2) Wholly owned subsidiary of IDS.

    These transactions were executed at rates determined to be reasonable and fair as compared to the rates another broker would charge, pursuant to procedures adopted by the Board.
    OTHER BUSINESS. At this time the Board does not know of any other business to come before the meetings. If something does come up, the proxies will use their best judgment to vote for you on the matter.
    SIMULTANEOUS MEETINGS. The regular meeting of shareholders of the Fund is called to be held at the same time as the regular meetings of shareholders of the other funds in the GROUP. It is anticipated that all meetings will be held simultaneously. If any shareholder at the Fund's meeting objects to the holding of a simultaneous meeting, the shareholder may move for an adjournment of the Fund's meeting to a time immediately after the simultaneous meetings so that a meeting of the Fund may be held separately. Should such a motion be made, the persons named as proxies will take into consideration the reasons for the objection in deciding whether to vote in favor of the adjournment.
    SOLICITATION OF PROXIES. The Board is asking for your vote and for you to return the proxy card by mail as promptly as possible. The Fund will pay the expenses for the proxy material and the postage. Supplementary solicitations may be made by mail, telephone, telegraph or personal contact by financial planners. The expenses of supplementary solicitation will be paid by the Fund.
    SHAREHOLDER PROPOSALS. The Fund does not hold regular meetings of shareholders on an annual basis. Therefore, no anticipated date of the next regular meeting can be provided. If a shareholder has a proposal which she or he feels should be presented to all shareholders, the shareholder should send the proposal to the President of the Fund. The proposal will be considered at a meeting of the Board as soon as practicable. Should it be a matter which would have to be submitted to shareholders, it will be presented at the next special or regular meeting of shareholders. In addition, should it be a matter which the Board deems of such significance as to require a special meeting, such a meeting will be called.
    ADJOURNMENT. In the event that sufficient votes in favor of any of the proposals set forth in the Notice of the Meeting and Proxy Statement are not received by the time scheduled for the meeting, the persons named as proxies may move for one or more adjournments of the meeting for a period or periods of not more than 60 days in the aggregate to permit further solicitation of proxies with respect to any of the proposals. Any adjournment will require the affirmative vote of a majority of the shares present at the meeting. The persons named as proxies will vote in favor of adjournment those shares which they are entitled to vote which have voted in favor of the proposals. They will vote against any adjournment those proxies which have voted against any of the proposals. The costs of any additional solicitation and of any adjourned session will be borne by the Fund.

By Order of the Board                       LESLIE L. OGG
September 17, 1994                          Secretary

IMPORTANT! IF YOU DO NOT INTEND TO BE AT THE MEETING IN PERSON, PLEASE FILL IN AND SIGN THE ENCLOSED PROXY AND MAIL IT AT ONCE. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                           IDS FINANCIAL CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1993
                                 ($ THOUSANDS)

                                 ASSETS
Investments:
  Bonds, notes and stocks at amortized cost -- fair value
    $23,253,854...........................................   $22,156,263
  Other securities generally at cost -- fair value
    $214,108..............................................       191,718
  Mortgage loans -- fair value $2,301,866.................     2,231,302
Cash and cash equivalents.................................        90,715
Life insurance policy and investment certificate loans....       417,931
Accounts and notes receivable.............................       563,450
Deferred acquisition costs................................     1,746,291
Consumer loans............................................       296,161
Land, buildings and equipment -- less accumulated
  depreciation, $103,460..................................       213,984
Goodwill -- less accumulated amortization, $83,970........       251,897
Other assets..............................................       199,805
Assets held in segregated asset accounts -- primarily
  common stocks at market.................................     8,991,694
                                                            -------------
                                                             $37,351,211
                                                            -------------
                                                            -------------

                  LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities:
  Fixed annuity reserves..................................   $18,492,135
  Life and disability insurance reserves..................     3,169,569
  Investment certificate reserves.........................     2,751,825
  Career Distributors' Retirement Plan....................       234,112
  Open securities transactions............................       299,710
  Short-term borrowings...................................       302,894
  Accounts payable, accrued expenses and other
    liabilities...........................................       961,428
  Liabilities related to segregated asset accounts........     8,991,694
                                                            -------------
        Total liabilities.................................    35,203,367
                                                            -------------
Stockholder's Equity:
  Common stock -- $.01 par -- 100 shares authorized,
    issued and outstanding................................            --
  Additional paid-in capital..............................     1,150,119
  Net unrealized appreciation on equity securities........           114
  Retained earnings.......................................       997,611
                                                            -------------
        Total stockholder's equity........................     2,147,844
                                                            -------------
Commitments and contingencies.............................   $37,351,211
                                                            -------------
                                                            -------------

        See accompanying notes to condensed consolidated balance sheet.

                           IDS FINANCIAL CORPORATION
                        NOTES TO CONDENSED CONSOLIDATED
                                 BALANCE SHEET
                                 ($ THOUSANDS)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    IDS Financial Corporation (hereinafter referred to as IDS) is a wholly owned subsidiary of American Express Company (parent).

    PRINCIPLES OF CONSOLIDATION. The accompanying condensed consolidated balance sheet is prepared in accordance with generally accepted accounting principles. It includes the accounts of IDS and all of its subsidiaries. All material intercompany accounts have been eliminated in consolidation.

    ANNUITY ACCOUNTING. Liabilities for single premium deferred annuities and installment annuities are accumulation values. Liabilities for fixed annuities in benefit status are the present value of future benefits using established industry mortality tables.

    INSURANCE ACCOUNTING. Liabilities for future benefits on traditional life and disability income and health insurance policies are generally calculated using anticipated rates of mortality, morbidity, policy persistency and investment yields. Liabilities for universal life-type life insurance are accumulation values.

    DEFERRED   ACQUISITION  COSTS.    The   costs  of  acquiring  new  business,
principally sales compensation, policy issue costs and underwriting, have been deferred on annuity, life insurance and other long-term products.

    For annuities, the costs are amortized in relation to surrender charge revenue and a portion of the excess of investment income earned from investment of contract considerations over the interest credited to contract owners. For traditional life insurance, and disability income and health insurance policies, the costs are amortized over an appropriate period in proportion to premium revenue. For universal life-type insurance, the costs are amortized over the lives of the policies as a percentage of the estimated gross profits expected to be realized on the policies.

    SEGREGATED ASSET ACCOUNTS.   Assets  and liabilities  related to  segregated
asset accounts represent funds held for the exclusive benefit of the variable annuity and variable life insurance contract owners.

    IDS makes contractual mortality assurances to the variable annuity contract owners that the net assets of the segregated asset accounts will not be affected by future variations in the actual life expectancy experience of the annuitants and beneficiaries from the mortality assumptions implicit in the annuity contracts. IDS makes periodic fund transfers to, or withdrawals from, the segregated asset accounts for such actuarial adjustments for variable annuities that are in the benefit payment period. IDS guarantees, for the

                           IDS FINANCIAL CORPORATION
                        NOTES TO CONDENSED CONSOLIDATED
                           BALANCE SHEET -- CONTINUED
                                 ($ THOUSANDS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- CONTINUED variable life insurance funds, the cost of the contractual insurance rates and that the death benefit will never be less than the death benefit at the date of issuance.

    INVESTMENT CERTIFICATES. Investment certificates entitle certificate holders, who have either made lump-sum or installment payments, to receive a definite sum of money at maturity. Payments from certificate holders are credited to investment certificate reserves. Investment certificate reserves accumulate at specified percentage rates of accumulation. For certificates that allow for the deduction of a surrender charge, cash surrender values may be less than accumulated investment certificate reserves prior to maturity dates. Investment certificate reserves are maintained for advance payments by certificate holders, additional credits granted and interest accrued on each. The payment distribution, reserve accumulation rates, cash surrender values and reserve values, among other matters, are governed by the Investment Company Act of 1940.

    GOODWILL. Goodwill represents the unamortized excess of cost over the underlying fair value of the net tangible assets of IDS as of the date of acquisition by its parent. Goodwill is being amortized on a straight-line basis over the next 30 years.

    INCOME TAXES. IDS taxable income is included in the consolidated Federal tax return of IDS' parent. Each eligible subsidiary of IDS' parent provides for income taxes on a separate return basis.

    INVESTMENTS. Bonds and notes, mortgage-backed securities, and preferred stocks that either must be redeemed by the issuer or may be redeemed by the issuer at the holder's request are carried at amortized cost. The expected maturities of these investments are, for the most part, matched with the expected payments of fixed annuity, life and disability insurance, and investment certificate future benefits. IDS has the ability to hold these investments to their maturities and has the intent to hold them for the foreseeable future. When there is a decline in value, which is other than temporary, the investments are carried at estimated realizable value.

    Marketable equity securities of IDS and its subsidiaries, other than the life insurance subsidiary, are carried at the lower of aggregate cost or market value. Common and nonredeemable preferred stocks of the life insurance subsidiary are carried at market value. The net unrealized appreciation/ depreciation on such securities is included in stockholder's equity. When there is a decline in value, which is other than temporary, the securities are carried at estimated realizable value.

                           IDS FINANCIAL CORPORATION
                        NOTES TO CONDENSED CONSOLIDATED
                           BALANCE SHEET -- CONTINUED
                                 ($ THOUSANDS)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- CONTINUED
    Prepayments are anticipated on certain investments in mortgage-backed securities in determining the constant effective yield used to recognize interest income. Prepayment estimates are based on information received from brokerage firms which deal in mortgage-backed securities.

    INTEREST RATE CAPS. IDS purchases interest rate caps as protection against exposed interest rate positions. Cost is amortized to the expiration dates on a straight-line basis. Benefits are recognized when realized.

    MORTGAGE LOANS. Mortgage loans on real estate are carried at amortized cost less reserve for losses. When credit and economic evaluations of the underlying real estate indicate a loss on the loan is likely to occur, an allowance for such loss is recorded. IDS generally stops accruing interest on loans for which interest payments are delinquent more than three months.

    The estimated fair value of the mortgage loans is determined by a discounted cash flow analysis using mortgage interest rates currently offered for mortgages of similar maturities.

    LAND, BUILDINGS AND EQUIPMENT. Land, buildings and equipment are carried at cost less accumulated depreciation. IDS generally utilizes the straight-line method of computing depreciation.

2.  QUALIFIED ASSETS AND ASSETS ON DEPOSIT
    IDS' subsidiary, IDS Certificate Company, has issued investment certificates to clients. The terms of the investment certificates and the provisions of the Investment Company Act of 1940 require the maintenance of qualified assets. The carrying value of qualified assets at December 31, 1993 aggregated $2,931,737 and exceeded legal requirements.

    Under the terms of the investment certificates, the Investment Company Act of 1940, depository agreements and the statutes of various states relating to investment certificates, assets are required to be on deposit with the states or authorized depositories. Investments, mortgage loans and other assets on deposit at December 31, 1993, aggregated $2,814,974 and exceeded legal requirements.

    IDS' banking subsidiaries are generally required to maintain reserve balances with the Federal Reserve Bank, the Depository Trust Company and other institutions. Based upon the dollar volumes and types of deposit liabilities, the subsidiaries maintained $1,373 in reserves at December 31, 1993.

3.  INVESTMENTS
    Fair  values of bonds and notes,  mortgage-backed securities, and common and
preferred  stocks   represent  quoted   market   prices  where   available.   In

                           IDS FINANCIAL CORPORATION
                        NOTES TO CONDENSED CONSOLIDATED
                           BALANCE SHEET -- CONTINUED
                                 ($ THOUSANDS)

3.  INVESTMENTS -- CONTINUED
the absence of quoted market prices, estimated fair values are determined by established procedures involving, among other things, review of market indices, price levels of current offerings and comparable issues, price estimates and market data from independent brokers.

    Fair values, and gross unrealized gains and losses of bonds, notes and stocks carried at amortized cost at December 31, 1993 were:

                                                                  Gross         Gross
                                                    Fair        Unrealized   Unrealized
                                     Cost           Value         Gains        Losses
                                 -------------  -------------  ------------  -----------
Mortgage-backed Securities       $  10,697,725  $  10,995,052  $    358,609   $  61,284
Corporate Bonds and Obligations     10,373,609     11,112,009       792,684      54,282
Preferred Stocks                       801,747        839,941        40,851       2,657
State and Municipal Obligations        258,447        283,010        24,602          39
U.S. Government Agency
 Obligations                            24,735         23,842           484       1,377
                                 -------------  -------------  ------------  -----------
Total Debt Securities            $  22,156,263  $  23,253,854  $  1,217,230   $ 119,639
                                 -------------  -------------  ------------  -----------
                                 -------------  -------------  ------------  -----------

    Contractual maturities of debt securities carried at amortized cost as of December 31, 1993 are:

                                                                       Fair
                                                        Cost           Value
                                                    -------------  -------------
Due within 1 year                                   $     553,129  $     558,107
Due after 1 year through 5 years                        2,062,332      2,174,664
Due after five years through 10 years                   6,107,705      6,581,514
Due after 10 years                                      2,735,372      2,944,517
                                                    -------------  -------------
                                                       11,458,538     12,258,802
Mortgage-backed Securities                             10,697,725     10,995,052
                                                    -------------  -------------
Total Debt Securities                               $  22,156,263  $  23,253,854
                                                    -------------  -------------
                                                    -------------  -------------

    (The timing of actual receipts will differ from contractual maturities because issuers may call or prepay obligations.)

    At December 31, 1993, IDS had a valuation allowance of $114 reflecting the net unrealized appreciation of equity securities carried at fair value at that date. The amount is net of $160 of gross unrealized appreciation and deferred taxes of $46.

    IDS will implement, effective January 1, 1994, Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt

                           IDS FINANCIAL CORPORATION
                        NOTES TO CONDENSED CONSOLIDATED
                           BALANCE SHEET -- CONTINUED
                                 ($ THOUSANDS)

3.  INVESTMENTS -- CONTINUED
and Equity Securities". Under the new rules, debt securities that IDS has both the positive intent and ability to hold to maturity will be carried at amortized cost. Debt securities that IDS does not have the positive intent and ability to hold to maturity, as well as all marketable equity securities, will be classified as available for sale or trading and carried at fair value. Unrealized gains and losses on securities classified as available for sale will be carried as a separate component of Shareholder's Equity. Unrealized holding gains and losses on securities classified as trading will be reported in earnings. The effect of the new rules will be to increase Shareholder's Equity by approximately $200 million, net of taxes, as of January 1, 1994. The measurement of unrealized securities gains (losses) in Shareholder's Equity is affected by market conditions, and therefore, subject to volatility.

    Other securities, at cost, include shares in affiliated mutual funds at December 31, 1993 of $106,131. The fair value was $115,465.

    Included in bonds and notes at December 31, 1993 are interest rate caps at amortized cost of $51,733 with an estimated fair value of $21,117. These interest rate caps carry a notional amount of $5,570,000 and expire on various dates from 1994 to 1998.
4.  SHORT-TERM BORROWINGS
    IDS has lines of credit with various banks totaling $495,000, of which $302,894 was outstanding at December 31, 1993. $75,000 of the amount outstanding was borrowed from a related party. The weighted average interest rate on the borrowings was 3.71 percent at December 31, 1993.

    IDS has entered into an interest rate swap agreement expiring in 1999 enabling it to convert $21,000 of its variable-rate borrowings to a fixed interest rate of 8.88 percent. IDS has estimated the cost to terminate the agreement in the current interest rate environment at $2.0 million at December 31, 1993.
5.  RETIREMENT PLANS
    IDS and its subsidiaries have qualified and non-qualified pension plans which cover all permanent employees age 21 and over and certain other employees. Pension benefits generally depend upon length of service, compensation and other factors. Funding of retirement costs for the qualified plan complies with the applicable minimum funding requirements specified by the Employee Retirement Income Security Act of 1974, as amended.

                           IDS FINANCIAL CORPORATION
                        NOTES TO CONDENSED CONSOLIDATED
                           BALANCE SHEET -- CONTINUED
                                 ($ THOUSANDS)

5.  RETIREMENT PLANS -- CONTINUED
    The funded status of the plans at December 31, 1993 is set forth in the table below:

                                                            Funded      Unfunded
                                                             Plan         Plan
                                                          -----------  -----------
Actuarial present value of benefit obligations:
  Accumulated benefit obligation........................  $   (67,260)  $  (2,283)
                                                          -----------  -----------
                                                          -----------  -----------
  Projected benefit obligation for service rendered to
    date................................................     (107,261)     (7,003)
Fair value of plan assets, primarily invested in bonds
 and equities...........................................      131,637          --
                                                          -----------  -----------
Plan assets in excess of projected benefit obligation...       24,376      (7,003)
Unrecognized prior service cost being recognized over
 14.2 years.............................................       (1,395)      2,978
Unrecognized net gain from past experience different
 from assumptions and effects of changes in
 assumptions............................................      (10,266)        801
Unrecognized net asset transition being recognized over
 13.7 years.............................................      (10,812)         --
                                                          -----------  -----------
Prepaid pension cost included in other assets...........  $     1,903   $  (3,224)
                                                          -----------  -----------
                                                          -----------  -----------

    The weighted average discount rate used in determining the actuarial present value of the projected benefit obligation of all plans was 7.25 percent. The rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation of all plans was 6.0 percent. The weighted average expected long-term rates of return on plan assets was 9.5 percent.

    The Career Distributors' Retirement Plan is an unfunded, noncontributory, non-qualified deferred compensation plan for IDS financial planners, district managers and division vice presidents, based on their independent contractor earnings.

    IDS sponsors defined benefit health care plans that provide health care and life insurance benefits to employees and financial planners who retire after having worked five years and attained age 55 while in service with IDS or its subsidiaries. Upon retirement, annual health care premiums will be paid through participant contributions and fixed amounts contributed by IDS based on years of service. For employees and financial planners who retired

                           IDS FINANCIAL CORPORATION
                        NOTES TO CONDENSED CONSOLIDATED
                           BALANCE SHEET -- CONTINUED
                                 ($ THOUSANDS)

5.  RETIREMENT PLANS -- CONTINUED
prior to April, 1990, IDS contributes a percentage of their annual health care premiums. The cost of retiree life insurance will be paid entirely by IDS. IDS funds the cost of these benefits as they are incurred.

    The accrued postretirement benefit cost included in other liabilities at December 31, 1993 was $31,883.

    The weighted average discount rates used in determining the 1993 postretirement benefit obligation was 7.25. The rate of increase in the per capita cost of covered benefits was assumed to be 13 percent for 1994; the rate was assumed to decrease one percent per year to seven percent in 2000 and remain at the level thereafter. An increase in the assumed health care cost trend rates by one percentage point, in each year, would increase the accumulated postretirement benefit obligation as of December 31, 1993 by $1,653.

6.  STOCKHOLDER'S EQUITY
    Various state laws, the Investment Company Act of 1940 and terms of investment certificates restrict the amount of dividends that the subsidiaries may pay to IDS. The amount of net assets of subsidiaries which may be transferred to IDS was approximately $699.

7.  COMMITMENTS AND CONTINGENCIES
    IDS is committed to pay aggregate minimum rentals under noncancelable leases for office facilities and equipment in future years as follows: 1994, $57,313; 1995, $50,341; 1996, $40,737; 1997, $30,572; 1998, $24,337 and an aggregate of
$70,334 thereafter.

    Life insurance in force aggregated $46.1 billion at December 31, 1993, of which $3.0 billion was reinsured. Reinsured risks could become a liability in the event the reinsurers become unable to meet the obligations they have assumed.

    Approved but unused consumer lines of credit aggregated $457,038 at December 31, 1993. Of the amount approved, 95 percent is in lines of $25 or less, and less than 1 percent is in lines exceeding $100.

    IDS and certain of its subsidiaries are defendants in various lawsuits. In the opinion of management, the ultimate resolution of these lawsuits, taken in the aggregate, will not materially affect IDS' consolidated financial position.

                           IDS FINANCIAL CORPORATION
                        NOTES TO CONDENSED CONSOLIDATED
                           BALANCE SHEET -- CONTINUED
                                 ($ THOUSANDS)

8.  CREDIT RISK CONCENTRATIONS
    Concentrations of credit risk of bonds, notes and stocks at cost at December 31, 1993 were:

                                                 On Balance
                                                    Sheet
                                                -------------
By Investment Grade:
  Mortgage-backed Securities                    $  10,697,725
  Aaa/AAA                                             493,228
  Aa/AA                                               288,727
  Aa/A                                                144,222
  A/A                                               2,619,628
  A/BBB                                               671,159
  Baa/BBB                                           5,182,582
  Below Investment Grade                            2,058,992
                                                -------------
                                                $  22,156,263
                                                -------------
                                                -------------

    Mortgage-backed securities are FHLMC, FNMA and GNMA pools which are guaranteed as to principal and interest by agencies of the U.S. Government. Other debt securities are rated by Moody's and Standard & Poors (S&P) except for approximately $2.4 billion which is rated by IDS' analysts using criteria similar to Moody's and S&P. Commitments to purchase investments were $nil at December 31, 1993.

    Concentrations of credit risk of mortgage loans at December 31, 1993 were:

                                             On Balance    Commitments
Region                                         Sheet       to Purchase
- ------------------------------------------  ------------  -------------
Mortgage Loans By Region:
    North Central                           $    896,174   $    36,325
    Atlantic                                     819,082        94,345
    New England                                  162,227        18,130
    South Central                                137,707           900
    Pacific                                      128,311        15,140
    Mountain                                      87,801        14,600
                                            ------------  -------------
                                            $  2,231,302   $   179,440
                                            ------------  -------------
                                            ------------  -------------

                           IDS FINANCIAL CORPORATION
                        NOTES TO CONDENSED CONSOLIDATED
                           BALANCE SHEET -- CONTINUED
                                 ($ THOUSANDS)

8.  CREDIT RISK CONCENTRATIONS -- CONTINUED

                                             On Balance    Commitments
                                               Sheet       to Purchase
                                            ------------  -------------
Mortgage Loans By Property Type:
    Apartments                              $    821,645   $    78,560
    Shopping Ctrs/Retail                         705,319        67,355
    Office Buildings                             261,673        15,675
    Industrial Buildings                         253,557         9,250
    Retirement Homes                              85,338         1,000
    Hotels/Motels                                 36,743            --
    Medical Buildings                             30,430         6,100
    Residential                                      142            --
    Other                                         36,455         1,500
                                            ------------  -------------
                                            $  2,231,302  $    179,440
                                            ------------  -------------
                                            ------------  -------------

    Mortgage loans are first mortgages on real estate. IDS' underwriting policy is that at the time of loan origination, the loan amount cannot exceed 75 percent of appraised value. If a mortgage is in default, IDS can begin foreclosure proceedings. Commitments to purchase mortgages are made in the ordinary course of business. The estimated fair value of the mortgage commitments is $nil.

    Concentrations of credit risk of unsecured consumer loans at December 31, 1993 were:

                                             On Balance     Approved
                                                Sheet      But Unused
                                             -----------  -------------
Consumer Loans By Region:
    North Central                             $  88,790    $   165,829
    Atlantic                                     76,827        120,307
    Pacific                                      51,707         80,205
    South Central                                34,696         38,637
    New England                                  25,805         27,541
    Mountain                                     18,336         24,519
                                             -----------  -------------
                                              $ 296,161    $   457,038
                                             -----------  -------------
                                             -----------  -------------

    Consumer loans have a variable rate of interest. As a result, the estimated fair value of the consumer loans is approximated to be the carrying value. The estimated fair value of the approved but unused lines of credit is $nil.

                           IDS FINANCIAL CORPORATION
                        NOTES TO CONDENSED CONSOLIDATED
                           BALANCE SHEET -- CONTINUED
                                 ($ THOUSANDS)

8.  CREDIT RISK CONCENTRATIONS -- CONTINUED
    Included in accounts receivable at December 31, 1993 are interest and dividends receivable on investments of $350,098 and fees receivable from affiliated mutual funds of $25,507.

9.  FAIR VALUES OF FINANCIAL INSTRUMENTS
    The following  are  fair  values  of  financial  instruments  not  presented
elsewhere   in  the  condensed  consolidated  balance  sheet,  and  methods  and assumptions that were used to estimate these fair values.

    The estimated fair values for short-term financial instruments, such as cash and cash equivalents, short-term borrowings and customers' deposits are approximated to be the carrying amounts disclosed in the condensed consolidated balance sheet.

    The estimated fair value of fixed annuities future policy benefits is based on the status of the annuities at December 31, 1993. The estimated fair value for deferred annuities approximates the carrying amount less any surrender charges and related loans. The estimated fair value for annuities in non-life contingent payout status approximates the present value of projected benefit payments at the rate appropriate for contracts issued in 1993. At December 31, 1993, the carrying amount and fair value of fixed annuities future policy benefits, after excluding life insurance-related contracts carried at $913,127 was $17,579,008 and $16,881,747, respectively. The fair value is net of policy loans of $59,132 at December 31, 1993.

    The estimated fair value of investment certificate reserves is based upon a method appropriate for each class of certificate. The estimated fair value for investment certificates that reprice within a year approximates the carrying value. The estimated fair value for other investment certificates is determined by a discounted cash flow analysis using investment rates currently offered for investment certificates of similar remaining maturities. These amounts are reduced by applicable surrender charges and related loans. At December 31, 1993, the estimated fair value of the investment certificate reserves was $2,694,720, net of certificate loans of $67,429.

    The estimated fair value of liabilities related to segregated asset accounts is the carrying amount less variable insurance contracts carried at $346,276 and surrender charges, if applicable. At December 31, 1993, the estimated fair value of these liabilities was $8,305,209.

10.  RELATED PARTY TRANSACTIONS
    IDS has entered into various related party transactions with its parent and the parent's other affiliates.

                           IDS FINANCIAL CORPORATION
                        NOTES TO CONDENSED CONSOLIDATED
                           BALANCE SHEET -- CONTINUED
                                 ($ THOUSANDS)

10.  RELATED PARTY TRANSACTIONS -- CONTINUED
    IDS has a reinsurance agreement to assume a single premium life line of business from an affiliated company. The accompanying condensed consolidated balance sheet at December 31, 1993 includes $759,714 of liabilities for future policy benefits related to this agreement.

    IDS has a reinsurance agreement to cede 50 percent of its long-term care insurance business to an affiliated company. The accompanying condensed consolidated balance sheet at December 31, 1993 includes $44,086 of reinsurance receivables related to this agreement.

    IDS purchased a $35,000 five year secured note from an affiliated company. The note bears a market interest rate, revised semi-annually, which was 8.42 percent at December 31, 1993.

    Included in other liabilities is $30,420 at December 31, 1993 for federal income taxes payable to the parent.

11.  INCOME TAXES
    At December 31, 1993, the life insurance subsidiary had a policyholders' surplus account balance of $19,032. The policyholders' surplus is only taxable if dividends to shareholders exceed the shareholders' surplus account and/or the company is liquidated. Deferred taxes of $6,661 have not been established because no distributions of such amounts are contemplated.

                                 DRAFT CONSENT

The Board of Directors and Shareholders
IDS Financial Corporation

    We have audited, in accordance with generally accepted auditing standards, the consolidated financial statements of IDS Financial Corporation at December 31, 1993, not presented separately herein, and in our report dated February 3, 1994, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet is fairly stated in all material respects in relation to the consolidated financial statements from which it has been derived.

Ernst & Young
Minneapolis, Minnesota
February 3, 1994

                                                                       EXHIBIT A

                                    FORM OF
                  INVESTMENT MANAGEMENT AND SERVICES AGREEMENT

    AGREEMENT  made the    th day of        , 199 , by  and between IDS Precious
Metals Fund, Inc. (the "Fund"), a Minnesota corporation, and IDS Financial Corporation ("IDS"), a Delaware corporation.

PART ONE: INVESTMENT MANAGEMENT AND OTHER SERVICES

    (1) The Fund hereby retains IDS, and IDS hereby agrees, for the period of this Agreement and under the terms and conditions hereinafter set forth, to furnish the Fund continuously with suggested investment planning; to determine, consistent with the Fund's investment objectives and policies, which securities in IDS' discretion shall be purchased, held or sold and to execute or cause the execution of purchase or sell orders; to prepare and make available to the Fund all necessary research and statistical data in connection therewith; to furnish all administrative, accounting, clerical, statistical, correspondence, corporate and all other services of whatever nature required in connection with the management and administration of the Fund as provided under this Agreement; and to pay such expenses as may be provided for in Part Three; subject always to the direction and control of the Board of Directors (the "Board"), the Executive Committee and the authorized officers of the Fund. IDS agrees to maintain an adequate organization of competent persons to provide the services and to perform the functions herein mentioned. IDS agrees to meet with any persons at such times as the Board deems appropriate for the purpose of reviewing IDS' performance under this Agreement.
    (2) IDS agrees that the investment planning and investment decisions will be in accordance with general investment policies of the Fund as disclosed to IDS from time to time by the Fund and as set forth in its prospectuses and registration statements filed with the United States Securities and Exchange Commission (the "SEC").
    (3) IDS agrees that it will maintain all required records, memoranda, instructions or authorizations relating to the acquisition or disposition of securities for the Fund.
    (4) The Fund agrees that it will furnish to IDS any information that the latter may reasonably request with respect to the services performed or to be performed by IDS under this Agreement.
    (5) IDS is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Fund and is directed to use its best efforts to obtain the best available price and most favorable execution, except as prescribed herein. Subject to prior authorization by the

Fund's Board of appropriate policies and procedures, and subject to termination at any time by the Board, IDS may also be authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, to the extent authorized by law, if IDS determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or IDS' overall responsibilities with respect to the Fund and other funds for which it acts as investment adviser.
    (6) It is understood and agreed that in furnishing the Fund with the services as herein provided, neither IDS, nor any officer, director or agent thereof shall be held liable to the Fund or its creditors or shareholders for errors of judgment or for anything except willful misfeasance, bad faith, or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under the terms of this Agreement. It is further understood and agreed that IDS may rely upon information furnished to it reasonably believed to be accurate and reliable.

PART TWO: COMPENSATION TO INVESTMENT MANAGER

    (1) The Fund agrees to pay to IDS, and IDS covenants and agrees to accept from the Fund in full payment for the services furnished, a fee composed of an asset charge and a performance incentive adjustment.
        (a) The asset charge
            (i) The asset charge for each calendar day of each year shall be equal to the total of 1/365th (1/366th in each leap year) of the amount computed in accordance with paragraph (ii) below. The computation shall be made for each day on the basis of net assets as of the close of business of the full business day two (2) business days prior to the day for which the computation is being made. In the case of the suspension of the computation of net asset value, the asset charge for each day during such suspension shall be computed as of the close of business on the last full business day on which the net assets were computed. Net assets as of the close of a full business day shall include all transactions in shares of the Fund recorded on the books of the Fund for that day.

            (ii) The asset charge shall be based on the net assets of the Fund as set forth in the following table.

                                  ASSET CHARGE

    Assets          Annual Rate at
  (Billions)       Each Asset Level
- ---------------    ----------------
First $0.25                   0.86%
Next 0.25                     0.83
Next 0.25                     0.80
Next 0.25                     0.77
Next 1                        0.74
Over 2                        0.71

        (b) The performance incentive adjustment
            (i) The performance incentive adjustment, determined monthly, shall be computed by measuring the percentage point difference between the performance of one Class A share of the Fund and the performance of the Lipper Gold Average (the "Average"). The performance of one Class A share of the Fund shall be measured by computing the percentage difference, carried to two decimal places, between the opening net asset value of one share of the Fund and the closing net asset value of such share as of the last business day of the period selected for comparison, adjusted for dividends or capital gain distributions treated as reinvested at the end of the month during which the distribution was made but without adjustment for expenses related to a particular class of shares. The performance of the Average will then be established by measuring the percentage difference, carried to two decimal places, between the beginning and ending Average for the comparison period, with dividends or capital gain distributions on the securities which comprise the Average being treated as reinvested at the end of the month during which the distribution was made.
            (ii) In computing the adjustment, one percentage point shall be deducted from the difference, as determined in (b)(i) above. The result shall be converted to a decimal value (e.g., 2.38% to 0.0238), multiplied by .01 and then multiplied by the Fund's average net assets for the comparison period. This product next shall be divided by 12 to put the adjustment on a monthly basis. Where the performance of the Fund exceeds the Average, the amount so determined shall be an increase in fees as computed under paragraph (a). Where Fund performance is exceeded by the Average, the amount so determined shall be a decrease in such fees. The percentage point difference between the performance of the Fund and that of the Average, as determined above, is limited to a maximum of 0.0012 per year.
           (iii) The 12 month comparison period will roll over with each succeeding month, so that it always equals 12 months, ending with the month for which the performance adjustment is being computed.
            (iv) If the Average ceases to be published for a period of more than 90 days, changes in any material respect or otherwise becomes impracticable to use for purposes of the adjustment, no adjustment will be made under this paragraph (b) until such time as the Board approves a substitute index.
    (2) The fee shall be paid on a monthly basis and, in the event of the termination of this Agreement, the fee accrued shall be prorated on the basis of the number of days that this Agreement is in effect during the month with respect to which such payment is made.
    (3) The fee provided for hereunder shall be paid in cash by the Fund to IDS within five business days after the last day of each month.

PART THREE: ALLOCATION OF EXPENSES

    (1) The Fund agrees to pay:
        (a) Fees payable to IDS for its services under the terms of this Agreement.
        (b) Taxes.
        (c) Brokerage commissions and charges in connection with the purchase and sale of assets.
        (d) Custodian fees and charges.
        (e) Fees and charges of its independent certified public accountants for services the Fund requests.
        (f) Premium on the bond required by Rule 17g-1 under the Investment Company Act of 1940.
        (g) Fees and expenses of attorneys (i) it employs in matters not involving the assertion of a claim by a third party against the Fund, its directors and officers, (ii) it employs in conjunction with a claim asserted by the Board against IDS, except that IDS shall reimburse the Fund for such fees and expenses if it is ultimately determined by a court of competent jurisdiction, or IDS agrees, that it is liable in whole or in part to the Fund, and (iii) it employs to assert a claim against a third party.
        (h) Fees paid for the qualification and registration for public sale of the securities of the Fund under the laws of the United States and of the several states in which such securities shall be offered for sale.
        (i) Fees of consultants employed by the Fund.

        (j) Directors, officers and employees expenses which shall include fees, salaries, memberships, dues, travel, seminars, pension, profit sharing, and all other benefits paid to or provided for directors, officers and employees, directors and officers liability insurance, errors and omissions liability insurance, worker's compensation insurance and other expenses applicable to the directors, officers and employees, except the Fund will not pay any fees or expenses of any person who is an officer or employee of IDS or its affiliates.
        (k) Filing fees and charges incurred by the Fund in connection with filing any amendment to its articles of incorporation, or incurred in filing any other document with the State of Minnesota or its political subdivisions.
        (l) Organizational expenses of the Fund.
        (m) One half of the Investment Company Institute membership dues charged jointly to the IDS MUTUAL FUND GROUP and IDS.
        (n) Expenses incurred in connection with lending portfolio securities of the Fund.
        (o) Expenses properly payable by the Fund, approved by the Board.
    (2) IDS agrees to pay all expenses associated with the services it provides under the terms of this Agreement. Further, IDS agrees that if, at the end of any month, the expenses of the Fund under this Agreement and any other agreement between the Fund and IDS, but excluding those expenses set forth in (1)(b) and
(1)(c) of this Part Three, exceed the most restrictive applicable state expenses limitation, the Fund shall not pay those expenses set forth in (1)(a) and (d) through (o) of this Part Three to the extent necessary to keep the Fund's expenses from exceeding the limitation, it being understood that IDS will assume all unpaid expenses and bill the Fund for them in subsequent months but in no event can the accumulation of unpaid expenses or billing be carried past the end of the Fund's fiscal year.

PART FOUR: MISCELLANEOUS

    (1) IDS shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the Fund.
    (2) A "full business day" shall be as defined in the By-laws.
    (3) The Fund recognizes that IDS now renders and may continue to render investment advice and other services to other investment companies and persons which may or may not have investment policies and investments similar to those of the Fund and that IDS manages its own investments and/ or those of its subsidiaries. IDS shall be free to render such investment advice and other services and the Fund hereby consents thereto.
    (4) Neither this Agreement nor any transaction had pursuant hereto shall be invalidated or in any way affected by the fact that directors, officers, agents and/or shareholders of the Fund are or may be interested in IDS or any successor or assignee thereof, as directors, officers, stockholders or otherwise; that directors, officers, stockholders or agents of IDS are or may be interested in the Fund as directors, officers, shareholders, or otherwise; or that IDS or any successor or assignee, is or may be interested in the Fund as shareholder or otherwise, provided, however, that neither IDS, nor any officer, director or employee thereof or of the Fund, shall sell to or buy from the Fund any property or security other than shares issued by the Fund, except in accordance with applicable regulations or orders of the SEC.
    (5) Any notice under this Agreement shall be given in writing, addressed, and delivered, or mailed postpaid, to the party to this Agreement entitled to receive such, at such party's principal place of business in Minneapolis, Minnesota, or to such other address as either party may designate in writing mailed to the other.
    (6) IDS agrees that no officer, director or employee of IDS will deal for or on behalf of the Fund with himself as principal or agent, or with any corporation or partnership in which he may have a financial interest, except that this shall not prohibit:
        (a) Officers, directors or employees of IDS from having a financial interest in the Fund or in IDS.
        (b) The purchase of securities for the Fund, or the sale of securities owned by the Fund, through a security broker or dealer, one or more of whose partners, officers, directors or employees is an officer, director or employee of IDS, provided such transactions are handled in the capacity of broker only and provided commissions charged do not exceed customary brokerage charges for such services.
        (c) Transactions with the Fund by a broker-dealer affiliate of IDS as may be allowed by rule or order of the SEC, and if made pursuant to procedures adopted by the Fund's Board.
    (7) IDS agrees that, except as herein otherwise expressly provided or as may be permitted consistent with the use of a broker-dealer affiliate of IDS under applicable provisions of the federal securities laws, neither it nor any of its officers, directors or employees shall at any time during the period of this Agreement, make, accept or receive, directly or indirectly, any fees, profits or emoluments of any character in connection with the purchase or sale of securities (except shares issued by the Fund) or other assets by or for the Fund.

PART FIVE: RENEWAL AND TERMINATION

    (1) This Agreement shall continue in effect until , 199 , or until a new agreement is approved by a vote of the majority of the outstanding shares of the Fund and by vote of the Fund's Board, including the vote required by (b) of this paragraph, and if no new agreement is so approved, this Agreement shall continue from year to year thereafter unless and until terminated by either party as hereinafter provided, except that such continuance shall be specifically approved at least annually (a) by the Board of the Fund or by a vote of the majority of the outstanding shares of the Fund and (b) by the vote of a majority of the Directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. As used in this paragraph, the term "interested person" shall have the same meaning as set forth in the Investment Company Act of 1940, as amended (the "1940 Act").
    (2) This Agreement may be terminated by either the Fund or IDS at any time by giving the other party 60 days' written notice of such intention to terminate, provided that any termination shall be made without the payment of any penalty, and provided further that termination may be effected either by the Board of the Fund or by a vote of the majority of the outstanding voting shares of the Fund. The vote of the majority of the outstanding voting shares of the Fund for the purpose of this Part Five shall be the vote at a shareholders' regular meeting, or a special meeting duly called for the purpose, of 67% or more of the Fund's shares present at such meeting if the holders of more than 50% of the outstanding voting shares are present or represented by proxy, or more than 50% of the outstanding voting shares of the Fund, whichever is less.
    (3) This Agreement shall terminate in the event of its assignment, the term "assignment" for this purpose having the same meaning as set forth in the 1940 Act.
    IN WITNESS THEREOF, the parties hereto have executed the foregoing Agreement as of the day and year first above written.

                                          IDS   PRECIOUS   METALS   FUND,   INC.

                                          By: -----------------------------

                                          IDS FINANCIAL CORPORATION

                                          By: -----------------------------

                               FORM OF PROXY CARD

VOTE THIS PROXY CARD TODAY!
YOUR PROMPT RESPONSE WILL SAVE YOUR FUND
THE EXPENSE OF ADDITIONAL MAILINGS


IDS PRECIOUS METALS FUND, INC.

PROXY/VOTING
INSTRUCTION CARD

_______________________________________________________________________________

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Leslie L. Ogg and _____________________________, or either of them, as proxies, with full power of substitution, to represent and to vote all of the shares of the undersigned at the regular meeting to be held on November 9, 1994, and any adjournment thereof.


TO HAVE YOUR VOTE COUNTED, YOU MUST SIGN, DATE AND RETURN THIS PROXY. IT WILL BE VOTED AS MARKED, OR IF NOT MARKED, WILL BE VOTED "FOR" EACH PROPOSAL.

THE BOARD RECOMMENDS A VOTE "FOR" ALL PROPOSALS.


(client name and address)

X_______________________________________

X_______________________________________

Date ____________________, 1994

Owners please sign as names appear at left. Executors, administrators, trustees, etc., should indicate position when signing.

                                              For        With-      Excep-
                                                         held       tion

1.  Election of Board Members                 ( )        ( )        ( )

TO VOTE FOR ALL NOMINEES, MARK THE "FOR" BOX IN ITEM 1. TO WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES, MARK THE "WITHHOLD" BOX. TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, MARK THE "EXCEPTION" BOX AND STRIKE A LINE THROUGH THE NOMINEE'S NAME.

Twelve board members are to be elected at the meeting.  The nominees are LYNNE
V. CHENEY, WILLIAM H. DUDLEY, ROBERT F. FROEHLKE, DAVID R. HUBERS, ANNE P. JONES, DONALD M. KENDALL, MELVIN R. LAIRD, LEWIS W. LEHR, WILLIAM R. PEARCE, EDSON W. SPENCER, JOHN R. THOMAS, WHEELOCK WHITNEY.


                                               For     Against    Abstain
2.  Ratification of
    Independent Auditors                       ( )        ( )        ( )

3.  Approval of New Investment
    Management and
    Services Agreement                         ( )        ( )        ( )

4.  Approval of a Change in
    Investment Policies to Permit
    the Fund to Invest All its
    Assets in Another Investment
    Company                                    ( )        ( )        ( )

5.  Approval of Changes in
    Fundamental Investment
    Policies                                   ( )        ( )        ( )

6.  Approval of Changes in Fund's
    Classification from
    Diversified to Non-Diversified             ( )        ( )        ( )